Exhibit 10.3

LOAN PURCHASE AGREEMENT
(Frisco Hills)

THIS LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of the 23rd day of August, 2010 (the “Effective Date”), is executed by FH 295, LLC, a Texas limited liability company (“Assignor”), and UDF IV ACQUISITIONS, L.P., a Delaware limited partnership (“Assignee”).

RECITALS:

A. Assignor is the legal and equitable owner and holder of a Promissory Note executed by Frisco Hills, LP, a Texas limited partnership (the “Borrower”), in favor of Colonial Bank, N.A. and its assigns, dated as of March 2, 2007, evidencing a loan (the “Loan”) in the original principal amount of $23,000,000.00, as amended, modified, extended or renewed (the “Note”).

B. The Note is secured by that certain Deed of Trust, dated March 2, 2007, executed by the Borrower in favor of Colonial Bank, N.A. and its assigns, recorded March 15, 2007, under County Clerk’s Number 2007-31062, Real Property Records of Denton County, Texas, as amended from time to time (the “Mortgage/Deed of Trust”), and by security interests as evidenced by financing statements recorded under No. 07-0010356133 with the Texas Secretary of State and 2007-31128 in the Official Records of Denton County, Texas.

C. Assignor is the legal and equitable owner and holder of the loan documents executed in connection with the Note and Mortgage/Deed of Trust, all of which are more particularly described on Exhibit 1 attached hereto and incorporated by this reference (all such loan documents collectively, the “Loan Documents”).

D. Assignee desires to purchase from Assignor, and Assignor has agreed to sell to Assignee, all of Assignor’s right, title and interest in, to and under the Loan, the Note and the Loan Documents, subject to the terms and conditions contained herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, covenant and agree as follows:

1.           Assignment. Subject to and in accordance with the terms and conditions hereof, Assignor agrees to sell, transfer assign and convey to Assignee, and Assignee agrees to purchase from Assignor, without recourse, warranty or representation whatsoever except as otherwise set forth herein, all of Assignor's right, title, interest, claim and demand in, to and arising under (i) the Note; (ii) all property and rights, whether real or personal, tangible or intangible, which secure the Note and any other obligations of the Borrower therein, whether directly or indirectly, including, without limitation, the Mortgage/Deed of Trust and the Loan Documents; (iii) all Loan Assets (which term, for purposes of this Agreement, has the same meaning incorporated by reference into the Assignment (as hereinafter defined)), other Loan Documents and other guaranties, security agreements and other instruments and documents evidencing or relating to the Note or any other obligations of the Borrower therein, including any title and other insurance policies and the proceeds thereof payable to Assignor and all moneys, principal and interest, due and to become due thereon and all rights, remedies and incidents thereunto belonging.

2.           Representations.  Assignor represents and warrants to Assignee as follows:  (i)   Assignor has full power and authority to enter into and perform its obligations under this Agreement and to sell the Loan Assets to the Assignee, (ii) this Agreement has been duly authorized, executed and delivered by the Assignor, and constitutes the legal, valid and binding agreement of the Assignor enforceable against the Assignor in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy law and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law, (iii) no consent, approval, authorization or order of any court or government agency or body is required for the exertion, delivery and performance by the Assignor of or compliance by the Assignor with this Agreement, the delivery of any Loan Documents, or the sale of any of the Loan Assets to the Assignee, except such consents, approvals and authorizations as will be obtained by Assignor prior to the Closing Date (as hereinafter defined), and (iv) immediately prior to the transfer and sale of the Loan Assets pursuant to the Assignment, the Assignor will be the sole owner of, and will hold full legal and equitable title to, the Loan Assets.

3.           Purchase Price.  The purchase price for the Loan and the Loan Documents is Ten Million Five Hundred Thousand and NO/100 Dollars ($10,500,000.00) payable in cash or immediately available funds (the “Purchase Price”).

4.           Closing.  Subject to the terms and provisions hereof, the closing of the purchase and sale of the Loan and the Loan Documents shall occur on or prior to August 23, 2010 (the “Closing Date”) at a mutually agreeable location.  On the Closing Date (a) Assignee shall pay the Purchase Price to Assignor; and (b) Assignor shall (i) deliver the original Note and the Loan Documents to Assignee, together with a statement of the outstanding amount of principal and interest owing on the Loan on the Closing Date, (ii) execute and deliver to Assignee an Allonge in the form attached hereto as Exhibit “B” endorsing the Note payable to the order of Assignee, and (iii) execute and deliver to Assignee, an assignment of the Note, Deed of Trust and Loan Documents in the form attached hereto as Exhibit “C” (the “Assignment”). Notwithstanding anything else to the contrary contained herein, Assignee has no obligation to acquire the Loan and the Loan Documents from Assignor unless it obtains sufficient financing for the purchase, and unless the Assignor acquires the Loan and Loan Documents from BB&T on terms acceptable to Assignee.

5.           Further Actions.  Assignor and Assignee each hereby covenants and agrees to execute and deliver all such documents and to take all such further actions as either of them may reasonably deem necessary from time to time to further evidence the purchase and sale of the Loan and the Loan Documents and to consummate the transactions contemplated hereby.

6.           Governing Law.  THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

7.           Assignment.  This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any attachments hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective successors and assigns.

8.           Counterparts; Modifications; Waivers.  This Agreement may be signed in counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.  This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

9.           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto, and supersedes all prior agreements and understandings between the parties hereto with respect to the transactions contemplated hereby.

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Loan Purchase Agreement – FH 295, LLC and UDF IV Acquisitions, L.P. Page
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IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on this the 23rd day of August, 2010 to be effective as of the Effective Date.

ASSIGNOR:

HF 295, LLC,
a Texas limited liability company

By: Centamtar Terras, LLC, a Texas limited liability company, its Manager

By: CTMGT, LLC, a Texas limited
       liability company, its Manager

By:           /s/ Mehrdad Moayedi
Name:                      Mehrdad Moayedi
Title:           President

ASSIGNEE:

UDF IV ACQUISITIONS, L.P.,
a Delaware limited partnership

By:           UDF IV AC Manager, LLC,
a Delaware limited liability company,
its General Partner

By:           United Development Funding IV,
a Maryland real estate investment trust,
its Manager

By:           /s/ David Hanson
Name:           David Hanson
Title:           Chief Operating Officer

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